                                   EXHIBIT 21
                              CVB FINANCIAL CORP.
                                  SUBSIDIARIES


                    NAME OF SUBSIDIARY          STATE OF INCORPORATION
               -----------------------------    ----------------------
               Citizens Business Bank                  California
               Community Trust Deed Services           California
               Chino Valley Bancorp                    California
               CVB Ventures, Inc.                      California
               Orange National Bancorp                 California